UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2016

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 536-3102

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01. OTHER EVENTS

On November 11, 2016, Cosmos Holdings Inc., a Nevada corporation (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with CC Pharma GmBH (“CCP”), Dr. Thomas Weppelmann (“Weppelmann”) and Mrs. Alexandra Gerke (“Gerke” and together with Weppelmann, collectively referred to as the “Stockholders”). The MOU provides that the Company intends to acquire all of the issued and outstanding shares of CCP from the Stockholders, payable in cash on a pro rata basis to the Stockholders based on their percentage ownership of CCP. The purchase price was not disclosed in the MOU and remains confidential. The MOU expires as of December 31, 2016. The consummation of the transactions with CCP and the Stockholders is subject to (i) the preparation and negotiation of final definitive agreements; and (ii) the Company’s completion of satisfactory legal and tax due diligence with respect to CCP, including, but not limited to, the completion of audited financials of CCP by a PCAOB registered auditor. The Company makes no assurances that the parties will enter into definitive agreements prior to the expiration of the MOU or that the transactions with CCP will be consummated following the execution of the definitive agreements.

The foregoing description of MOU is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Memorandum of Understanding, dated as of November 11, 2016, by and among the Company, CC Pharma GmBH, Dr. Thomas Weppelmann and Mrs. Alexandra Gerke

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: November 15, 2016	By:	/s/ Grigorios Siokas
Grigorios Siokas Principal Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Memorandum of Understanding, dated as of November 11, 2016, by and among the Company, CC Pharma GmBH, Dr. Thomas Weppelmann and Mrs. Alexandra Gerke

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